Exhibit 8.1

355 South Grand Avenue
Los Angeles, California 90071-1560
Tel: +1.213.485.1234
Fax: +1.213.891.8763

www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Munich
	Barcelona	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
	Dubai	Rome
August 5, 2009	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	London	Silicon Valley
	Los Angeles	Singapore
	Madrid	Tokyo
Avago Technologies Limited	Milan	Washington, D.C.
1 Yishun Avenue 7	Moscow

Singapore 768923

Re:	Ordinary Shares of Avago Technologies Limited

Ladies and Gentlemen:

We have acted as special U.S. counsel to Avago Technologies Limited, a public limited company incorporated under the laws of the Republic of Singapore (the “Company”), in connection with the proposed public offering of ordinary shares, no par value (the “Ordinary Shares”), of the Company pursuant to the registration statement on Form S-1 (File No. 333-153127) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 21, 2008, as amended to date. You have requested our opinion concerning the statements in the Registration Statement under the caption “Tax Considerations—U.S. Federal Income Taxation.”

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement and the Company’s responses to our examinations and inquiries.

In our capacity as special U.S. counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.

August 5, 2009

Based on such facts and subject to the limitations set forth in the Registration Statement, the statements of law and legal conclusions in the Registration Statement under the caption “Tax Considerations—U.S. Federal Income Taxation” constitute the opinion of Latham & Watkins LLP as to the material United States federal income tax consequences of an investment in the Ordinary Shares.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or any other documents we reviewed in connection with the offering of the Ordinary Shares may affect the conclusions stated herein.

This opinion is furnished to you and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Tax Considerations” and “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP